UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2010

BERRY PETROLEUM COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-9735	77-0079387
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Broadway, Suite 3700, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 999-4400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(a)

On November 15, 2010, Berry Petroleum Company (the “Company” or “Berry”) entered into a Second Amended and Restated Credit Agreement with Wells Fargo Bank, N.A. and other lenders (the “Credit Agreement”).

The Credit Agreement extended the maturity date of the Company’s existing secured revolving credit facility to November 13, 2015. The Credit Agreement has a current borrowing base and lender commitments of $875 million, after the reduction to the borrowing base resulting from the Company’s recent $300 million issuance of 6 ¾% senior notes.  The maximum amount available is subject to semi-annual redeterminations of the borrowing base, based on the value of the Company’s proved oil and natural gas reserves, in April and October of each year in accordance with the lenders’ customary procedures and practices.  Both the Company and the banks have the bilateral right to one additional redetermination each year.  The LIBOR and prime rate margins are between 1.75% and 2.75% based on the ratio of credit outstanding to the borrowing base and the annual commitment fee on the unused portion of the credit facility is 0.50%.  Previously, the Company’s facility contained a total funded debt to EBITDAX ratio which was replaced in the Credit Agreement with an interest coverage ratio which, as defined, may not be less than 2.75. The facility also contains a current ratio covenant which, as defined, must be at least 1.0.  The Credit Agreement also provides the right for the Company to refinance its 10 ¼% Senior Notes due in 2014 (“2014 Notes”) with similar notes or retire the 2014 notes using available borrowing under the credit facility as long as certain leverage and liquidity tests are met.  As part of the amendment the Company expects to pay fees of approximately $8.0 million.

The Credit Agreement contains other usual and customary conditions, representations, and warranties.  A copy of the Credit Agreement is attached as an exhibit to this report on Form 8-K.   The information contained in the Credit Agreement is incorporated herein by reference as Exhibit 99.1.

(b)

On November 17, 2010, the Company’s Board of Directors approved an amended and restated form of Restricted Stock Unit Award Agreement which will be used for all Restricted Stock Unit Grants issued to Berry’s Officers under Berry’s 2010 Equity Incentive Plan. The amended and restated Restricted Stock Unit Award Agreements amend and restate the Stock Award Agreement filed with the SEC on Form S-8 on June 23, 2010.  The information contained in the Restricted Stock Unit Award Agreement form is incorporated herein by reference as Exhibit 99.2.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See Item 1.01(a) above, which is incorporated herein into this Item 2.03 in its entirety.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1        Second Amended and Restated Credit Agreement dated November 15, 2010 by and among the Company and Wells Fargo Bank, N.A. and other lenders

99.2        Berry Petroleum Company 2010 Equity Incentive Plan — Form of Restricted Stock Unit Award Agreement — Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BERRY PETROLEUM COMPANY

By:	/s/ Davis O. O’Connor
Davis O. O’Connor
Secretary

Date: November 17, 2010